Exhibit 4.1

  Class A                                                            Class A
 COMMON STOCK                                                      COMMON STOCK
PAR VALUE $.01

Certificate                                                            Shares
   Number

                       OMEGA NAVIGATION ENTERPRISES, INC.
       INCORPORATED UNDER THE LAWS OF THE REPUBLIC OF THE MARSHALL ISLANDS

                   75,000,000 AUTHORIZED SHARES $.01 PAR VALUE


THIS CERTIFIES THAT  _________________________________________ CUSIP 46476R 10 5

is the owner of      _________________________________________


       FULLY PAID AND NON-ASSESSABLE SHARES OF THE CLASS A COMMON STOCK OF

Omega Navigation Enterprises, Inc. (hereinafter called the "Company"), transferable on the books of the Company in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby, are issued and shall be held subject to all the provisions of the Articles of Incorporation, as amended, and the Bylaws, as amended, of the Company (copies of which are on file with the Company and with the Transfer Agent), to all of which each holder, by acceptance hereof, assents. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

                                               DATED
                                               COUNTERSIGNED AND REGISTERED:
__________________                             COMPUTERSHARE TRUST COMPANY, INC.
President               [CORPORATE SEAL]       DENVER
                                               TRANSFER AGENT AND REGISTRAR

__________________                             By:__________________
Secretary                                         AUTHORIZED PERSON